UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

MOUNT TAM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-192060	45-3797537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7250 Redwood Boulevard, Suite 300

Novato, California  94925

(425) 214-4079

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2018, the Board of Directors of Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Company”), voted to increase the size of the Board from four directors to five directors and to appoint James Farrell to the Board to fill the resulting vacancy.  Mr. Farrell accepted the appointment and joined the Board of Directors effective June 28, 2018.

Biographical Information

Mr. Farrell is a successful strategist, innovator, entrepreneur and investor across a number of fields from bio-pharma to medical equipment to groundbreaking food and energy innovations.  He graduated from Cornell University with Bachelor’s and Masters degrees in Bio-Agricultural Engineer (B.S. and M.Eng.), and also received a Masters of Business Administration (MBA) from Harvard.  Mr. Farrell worked for several years at McKinsey & Company as a Senior Engagement Manager focused on Strategy Development and Implementation.  He has owned and participated in multiple businesses from inception through company sale, with first-hand experience in all company stages from start-up to rapid growth to positioning for and executing liquidity events.  Mr. Farrell has been retired since June 2013 and, since that time, has been actively managing his various business investments.

The Board of Directors appointed Mr. Farrell to the Board based, in part, on his team-building experience, his strong strategic perspective, and his focus on the excellence in execution required to accelerate an enterprise forward.

Mr. Farrell is the manager of Climate Change Investigation, Innovation and Investment, LLC (“CC3I”), which as of the date of this Report owned approximately 15% of the Company’s outstanding common stock. There is no agreement between the Company and CC3I relating to an appointment of Mr. Farrell as a Director of the Company.

As of the date of this Report, the Company did not have separate standing audit, nominating, or compensation committees, and Mr. Farrell was not appointed to any committees in connection with his appointment.

As of the date of this Report, other than the ownership of the Company’s common stock by CC3I as noted above, there were no transactions between the Company and Mr. Farrell or any entity controlled by him.

Item 7.01 Regulation FD Disclosure.

On June 28, 2018, the Company issued a press release regarding the appointment of Mr. Farrell to the Board of Directors, which is attached hereto as Exhibit 99.1.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date:	July 2, 2018
By:	/s/ Richard Marshak
Name:	Richard Marshak
Title:	Chief Executive Officer